Exhibit 99.1


                        Rackable Systems, Inc. Announces
                      Third Quarter 2006 Financial Results

     Company Raises Fourth Quarter Outlook and Expects Strong Growth in 2007



    MILPITAS, Calif.--(BUSINESS WIRE)--Oct. 30, 2006--Rackable
Systems, Inc. (NASDAQ:RACK), a provider of servers and storage products for large-scale data center deployments, today announced financial results for the third quarter of 2006.

    Q3 Highlights

    --  Quarterly revenue of $80.5 million, up 40% from Q3 '05

    -- Storage business accounted for 16% of revenues, up from 8% in Q3 '05

    -- Completed acquisition of Terrascale Technologies, a provider of clustered storage solutions

    "This quarter, we continued to make significant progress in diversifying our revenue base with the addition of several key customers. We are now actively supplying our products to 9 of the top 20 Internet sites in the country and are on track to deploy to a 10th during the fourth quarter," said Tom Barton, Chief Executive Officer of Rackable Systems, "We previously announced a delay in an expected customer order from the third quarter to the fourth quarter. We are pleased to report we have secured that order, and it was larger than anticipated. Given this, as well as generally strong bookings momentum over the last 60 days, we now expect to exceed our previously announced projections for full year 2006."

    Q3 Financial Results

    Total revenue for the third quarter ended September 30, 2006 was $80.5 million, up 40% from $57.4 million in the third quarter of 2005.

    During the third quarter of 2006, the company recorded stock-based compensation charges of $6.1 million and the write-off of in-process R&D and amortization of intangibles in connection with the Terrascale acquisition of $3.0 million resulting in a GAAP net loss of $(389,000) or $(0.01) per diluted share compared to a GAAP net income of $4.4 million or $0.20 per diluted share in the same period a year ago. Non-GAAP net income for the third quarter was $5.4 million or $0.19 per diluted share, compared to non-GAAP net income of $4.7 million or $0.22 per diluted share in the same period a year ago.

    GAAP gross margin for the third quarter was 21.4% compared to 24.1% in the same period a year ago. Non-GAAP gross margin for the third quarter was 22.6% compared to 24.2% in the same period a year ago. Third quarter gross margin was negatively impacted by rapid price increases in component pricing, specifically DDR memory. The company expects gross margins to improve in the fourth quarter and for the full year 2007.

    Total revenue for the nine months ended September 30, 2006 was $253.5 million, up 92% from $131.9 million in the first nine months of 2005. GAAP net income for the first nine months of 2006 was $10.9 million or $0.39 per diluted share, compared to $1.2 million or $0.07 per diluted share in the same period a year ago. Non-GAAP net income for the first nine months was $21.4 million or $0.76 per diluted share, compared to $7.5 million or $0.43 per diluted share in the same period a year ago.

    Rackable Systems ended the quarter with $195.8 million of cash, cash equivalents and short-term investments compared to $215.3 million as of the end of the second quarter. Cash balances decreased by only $19.5 million during the quarter despite payments of $30.0 million, made during the quarter in conjunction with the Terrascale acquisition. Absent the Terrascale payments, the Company would have accreted $10.5 million of cash during the quarter. Cash flow from operations for the nine months ended September 30, 2006 was $18.7 million compared to a negative cash flow from operations of $(25.7) million for the same period a year ago.

    In the first quarter of fiscal 2006, Rackable Systems adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payments (FAS 123R), which requires that stock-based compensation be recorded in its financial statements. The company's non-GAAP financial measures exclude the following:

    --  Stock-based compensation expense

    -- Write-off of in-process R&D and amortization of intangibles and other assets recorded in connection with the Terrascale acquisition

    -- Amortization of patents and customer list in connection with the acquisition of the company's predecessor

    -- Change in fair value of embedded derivatives in preferred stock

    --  Dividends on preferred stock recorded as interest expense and

    --  Related tax effects of the applicable items

    The reconciliation between GAAP and non-GAAP net income (loss), gross margin and net income (loss) per share is provided in the financial tables accompanying this press release.

    Business Outlook

    Rackable Systems has increased its financial projections for the fourth quarter ending December 31, 2006.

    --  Revenue is projected to be in the range of $100 - $110 million

    -- GAAP net income per diluted share is projected to be $0.10 - $0.12 per share

    --  Non-GAAP net income per diluted share is projected to be $0.25
        - $ 0.27 per share

    Rackable Systems is providing the following projections for the full fiscal year ending December 31, 2007:

    --  Revenue is projected to be in the range of $475 - $525 million

    -- GAAP net income per diluted share is projected to be $0.46 - $0.58 per share

    --  Non-GAAP net income per diluted share is projected to be $1.28
        - $1.40 per share

    Barton concluded, "The momentum we are experiencing in the back half of the year, and specifically bookings in the past 60 days, give us the confidence to increase projections for the fourth quarter. Market and customer demand for our product set appears strong and we anticipate this will continue through 2007. Despite increasing competitive intensity in the X86 server markets, we expect to achieve gross and operating margin leverage in 2007 as we begin to recognize benefits from the Terrascale acquisition and the investments we have made in our infrastructure during 2006."

    Conference Call Information

    Rackable Systems will discuss these financial results and its outlook for the fourth quarter and full year of 2006 in a conference call at 1:30 p.m. PST, today. The public is invited to listen to a live web cast of Rackable Systems' conference call on the investor relations section of the company's website at www.rackable.com. For investors unable to participate in the live conference call, an audio replay will be available on October 30, 2006 at approximately 4:30 p.m. PST and will remain available until November 2, 2006 at 9:00 p.m. PST. To access the audio replay, dial 719-457-0820 or 888-203-1112 and enter confirmation code 9374585. A web cast replay of the call will be available on the Investor Relations section at www.rackable.com approximately two hours after the conclusion of the call and will remain available until the company's next earnings call.

    Cautionary Statement Regarding Forward Looking Statements

    The statements in this press release regarding the company being on track to deploy a 10th top 20 Internet site in the fourth quarter, the company's projections regarding improving gross margins for the fourth quarter and full year 2007, the company's projections regarding its fourth quarter 2006 and full year 2007 financial performance, especially under the section entitled "Business Outlook," the company's expectation of continued strong market and customer demand for the company's product set, and the company's expectation for achieving gross and operating margin leverage in 2007, in this press release are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including: a significant portion of the company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems' financial performance for the quarter; Rackable Systems operates in a very competitive market, and increased competition may cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; Rackable Systems is unable to control component pricing, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' Quarterly Report on Form 10-Q under the caption "Risks Relating to Our Business and Industry," in Item 2 of that report, filed with the Securities and Exchange Commission (the "SEC") on August 15, 2006 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income
(loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense, write-off of in-process R&D and amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, change in fair value of embedded derivatives in preferred stock, dividends on preferred stock recorded as interest expense, and related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP net income change in fair value embedded derivatives in preferred stock and dividends on preferred stock recorded as interest expense as these charges relate to the company's prior capital structure and Rackable Systems does not expect to incur any future charges of this nature. Management excludes from its non-GAAP gross margin and non-GAAP net income certain nonrecurring items to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. Hence, non-GAAP financial measures should not be considered in isolation from the company's GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliations between the company's GAAP and non-GAAP financial results and financial projections are provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

    About Rackable Systems

    Rackable Systems, Inc. is a provider of servers and storage products for large-scale data center deployments. The Company's products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.



                        RACKABLE SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                 $     18,015  $    29,099
  Short-term investments                         177,782       25,065
  Accounts receivable--Net                        63,413       49,700
  Inventories                                     47,347       40,649
  Deferred income taxes                            7,086        6,504
  Deferred cost of sales                             762        8,665
  Prepaids and other current assets                9,547        4,111
                                            ------------- ------------
    Total current assets                         323,952      163,793
PROPERTY AND EQUIPMENT--Net                        4,529        2,588
GOODWILL                                          21,229        2,820
INTANGIBLE ASSETS--Net                            14,919        6,601
OTHER ASSETS                                       8,268          240
                                            ------------- ------------
TOTAL                                       $    372,897  $   176,042
                                            ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and other payables       $     47,808  $    29,083
  Accrued expenses                                11,441        7,434
  Income taxes payable                                --        3,179
  Deferred revenue                                 4,029       11,771
                                            ------------- ------------
    Total current liabilities                     63,278       51,467
DEFERRED INCOME TAXES                              3,315          304
DEFERRED RENT                                         20           28
DEFERRED REVENUE                                   3,019          978
                                            ------------- ------------
    Total liabilities                             69,632       52,777

STOCKHOLDERS' EQUITY                             303,265      123,265
                                            ------------- ------------
TOTAL                                       $    372,897  $   176,042
                                            ============= ============




                        RACKABLE SYSTEMS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (In thousands, except share and per share amounts)
                             (Unaudited)

                     Three Months Ended         Nine Months Ended
                 -------------------------- --------------------------
                 September 30,  October 1,  September 30,  October 1,
                     2006         2005          2006         2005
                 ------------- ------------ ------------- ------------
REVENUE           $    80,460  $    57,418  $    253,500  $   131,868
COST OF REVENUE        63,281       43,556       196,644      102,890
                 ------------- ------------ ------------- ------------
GROSS PROFIT           17,179       13,862        56,856       28,978
                 ------------- ------------ ------------- ------------
OPERATING
 EXPENSES:
 Research and
  development           6,627          549        10,967        1,394
 Sales and
  marketing             7,014        3,944        18,309       10,624
 General and
  administrative        6,487        1,992        14,600        5,522
                 ------------- ------------ ------------- ------------
   Total
    operating
    expenses           20,128        6,485        43,876       17,540
                 ------------- ------------ ------------- ------------
INCOME (LOSS)
 FROM OPERATIONS       (2,949)       7,377        12,980       11,438

OTHER INCOME
 (EXPENSE)--Net:
 Change in fair
  value of
  embedded
  derivatives in
  preferred stock          --           --            --       (4,192)
 Interest income        2,740          254         5,418          274
 Interest expense          --           (9)           --       (1,537)
 Other income
  (expense)--net          (48)          (1)          814           (1)
                 ------------- ------------ ------------- ------------
   Total other
    income
    (expense)--
    net                 2,692          244         6,232       (5,456)
                 ------------- ------------ ------------- ------------
INCOME (LOSS)
 BEFORE INCOME
 TAX PROVISION           (257)       7,621        19,212        5,982
INCOME TAX
 PROVISION               (132)      (3,251)       (8,303)      (4,784)
                 ------------- ------------ ------------- ------------
NET INCOME (LOSS) $      (389) $     4,370  $     10,909  $     1,198
                 ============= ============ ============= ============

NET INCOME (LOSS)
 PER SHARE
 Basic            $     (0.01) $      0.22  $       0.41  $      0.15
                 ============= ============ ============= ============
 Diluted          $     (0.01) $      0.20  $       0.39  $      0.07
                 ============= ============ ============= ============

SHARES USED IN
 NET INCOME
 (LOSS) PER SHARE
 Basic             27,812,158   20,028,819    26,593,157    7,872,363
                 ============= ============ ============= ============
 Diluted           27,812,158   22,049,960    28,228,922   17,156,491
                 ============= ============ ============= ============


-----------------
Stock-based compensation is included in the following cost and expense categories by period (in thousands):


                     Three Months Ended         Nine Months Ended
                 -------------------------- --------------------------
                 September 30,  October 1,  September 30,  October 1,
                     2006         2005          2006         2005
                 ------------- ------------ ------------- ------------

Cost of revenue   $     1,016  $        22  $      2,541  $        70
Research and
 development            1,518           19         3,002           55
Sales and
 marketing              1,824           65         4,048          197
General and
 administrative         1,713           33         3,377           98
                 ------------- ------------ ------------- ------------
Total             $     6,071  $       139  $     12,968  $       420
                 ============= ============ ============= ============




                        RACKABLE SYSTEMS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                                  Nine Months Ended  Nine Months Ended
                                  September 30, 2006  October 1, 2005
                                  ------------------ -----------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income                         $         10,909   $         1,198
Adjustments to reconcile net
 income to net cash provided by
(used in) operating activities:
 Depreciation and amortization                2,203             2,492
 Provision (benefit) for doubtful
  accounts receivable, net of
  writeoffs                                      20               (44)
 Provision for inventory                         --             2,845
 Deferred income taxes                        2,415            (4,591)
 Accretion for preferred stock
  dividends recorded as interest
  expense                                        --             1,087
 In-process research and
  development                                 2,840                --
 Stock-based compensation                    12,968               420
 Changes in fair value of
  embedded derivatives in
  preferred stock                                --             4,192
 Changes in operating assets and
  liabilities:
  Accounts receivable                       (12,968)          (36,791)
  Inventories                                (6,379)          (28,309)
  Prepaids and other assets                 (13,122)           (5,192)
  Accounts payable and other
   payables                                  17,125            24,463
  Accrued expenses                            3,685             1,265
  Income taxes payable                       (3,179)            4,920
  Deferred cost of sales                      7,995                --
  Deferred revenue                           (5,848)            6,312
                                  ------------------ -----------------
   Net cash provided by (used in)
    operating activities                     18,664           (25,733)
                                  ------------------ -----------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchases of marketable
  securities                               (384,547)          (14,900)
 Proceeds from sales and
  maturities of marketable
  securities                                231,795             6,952
 Terrascale acquisition, net of
  cash acquired                             (30,010)               --
 Purchases of property and
  equipment                                  (2,688)             (541)
 Expenditures for intangibles                  (127)              (82)
                                  ------------------ -----------------
  Net cash used in investing
   activities                              (185,577)           (8,571)
                                  ------------------ -----------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Borrowings under line of credit,
  net                                            --           (14,061)
 Repurchase of common stock from
  Founders                                       --            (6,000)
 Payment of notes payable to
  related parties                                --            (3,000)
 Redemption of mandatorily
  redeemable preferred stock                     --           (24,738)
 Excess tax benefit of stock
  options exercised                          12,935                --
 Proceeds from issuance of common
  stock upon ESPP purchase                    1,542                --
 Proceeds from issuance of common
  stock upon exercise of stock
  options                                     2,900                 8
 Proceeds from issuance of common
  stock upon initial public
  offering--net of issuance costs                --            67,780
 Proceeds from issuance of common
  stock upon follow on offering--
  net of issuance costs                     138,452                --
                                  ------------------ -----------------
  Net cash provided by financing
   activities                               155,829            19,989
                                  ------------------ -----------------
NET DECREASE IN CASH AND CASH
 EQUIVALENTS                                (11,084)          (14,315)

CASH AND CASH EQUIVALENTS--
 Beginning of period                         29,099            17,111
                                  ------------------ -----------------
CASH AND CASH EQUIVALENTS--End of
 period                            $         18,015   $         2,796
                                  ================== =================




                        RACKABLE SYSTEMS, INC.
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)
                             (Unaudited)


                              Three Months Ended September 30, 2006
                           -------------------------------------------
                             Non-GAAP   Reconciling           GAAP
                               (a)         Items              (b)
                           ------------ -----------       ------------
REVENUE                    $    80,460   $       -        $    80,460
COST OF REVENUE                 62,265       1,016 (c)         63,281
                           ------------ ------------------------------
GROSS PROFIT                    18,195      (1,016)            17,179
                           ------------ -----------       ------------
OPERATING EXPENSES:
 Research and development        2,132       4,495 (c,d,e)      6,627
 Sales and marketing             5,190       1,824 (c)          7,014
 General and administrative      4,415       2,072 (c,e)        6,487
                           ------------ -----------       ------------
  Total operating expenses      11,737       8,391             20,128
                           ------------ -----------       ------------
INCOME (LOSS) FROM
 OPERATIONS                      6,458      (9,407)            (2,949)

OTHER INCOME (EXPENSE)--
 Net:
 Change in fair value of
  embedded derivatives in
  preferred stock                   --          --                 --
 Interest income                 2,740          --              2,740
 Interest expense                   --          --                 --
 Other income (expense)--
  net                              (48)         --                (48)
                           ------------ -----------       ------------
  Total other income
   (expense)--net                2,692           -              2,692
                           ------------ -----------       ------------

INCOME (LOSS) BEFORE INCOME
 TAX PROVISION                   9,150      (9,407)              (257)
INCOME TAX PROVISION            (3,752)      3,620 (f)           (132)
                           ------------ -----------       ------------
NET INCOME (LOSS)          $     5,398   $  (5,787)       $      (389)
                           ============ ===========       ============

NET INCOME (LOSS) PER SHARE
 Basic                     $      0.19                    $     (0.01)
                           ============                   ============
 Diluted                   $      0.19                    $     (0.01)
                           ============                   ============

SHARES USED IN NET INCOME
 (LOSS) PER SHARE
 Basic                      27,812,158                     27,812,158
                           ============                   ============
 Diluted                    29,131,921                     27,812,158
                           ============                   ============


                                Three Months Ended October 1, 2005
                             -----------------------------------------
                               Non-GAAP   Reconciling         GAAP
                                 (a)         Items            (b)
                             ------------ -----------     ------------
REVENUE                      $    57,418  $        -      $    57,418
COST OF REVENUE                   43,534          22 (c)       43,556
                             ------------ ----------------------------
GROSS PROFIT                      13,884         (22)          13,862
                             ------------ -----------     ------------
OPERATING EXPENSES:
 Research and development            530          19 (c)          549
 Sales and marketing               3,879          65 (c)        3,944
 General and administrative        1,600         392 (c,e)      1,992
                             ------------ -----------     ------------
  Total operating expenses         6,009         476            6,485
                             ------------ -----------     ------------
INCOME (LOSS) FROM
 OPERATIONS                        7,875        (498)           7,377

OTHER INCOME (EXPENSE)--Net:
 Change in fair value of
  embedded derivatives in
  preferred stock                     --          --               --
 Interest income                     254          --              254
 Interest expense                     (9)         --               (9)
 Other income (expense)--net          (1)         --               (1)
                             ------------ -----------     ------------
  Total other income
   (expense)--net                    244           -              244
                             ------------ -----------     ------------

INCOME (LOSS) BEFORE INCOME
 TAX PROVISION                     8,119        (498)           7,621
INCOME TAX PROVISION              (3,372)        121 (f)       (3,251)
                             ------------ -----------     ------------
NET INCOME (LOSS)            $     4,747  $     (377)     $     4,370
                             ============ ===========     ============

NET INCOME (LOSS) PER SHARE
 Basic                       $      0.24                  $      0.22
                             ============                 ============
 Diluted                     $      0.22                  $      0.20
                             ============                 ============

SHARES USED IN NET INCOME
 (LOSS) PER SHARE
 Basic                        20,028,819                   20,028,819
                             ============                 ============
 Diluted                      22,049,960                   22,049,960
                             ============                 ============





-------------------------------------------------------------------
(a) Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of stock-based compensation, in-process research and development and related tax effect.
(b) Operating results based on accounting principles generally accepted in the United States (GAAP).
(c) Amortization of SFAS No. 123R stock-based compensation in Q3'06 and APB 25 stock-based compensation in Q3'05.
(d) Write-off of in-process research and development for $2.8 million as a result of Terrascale acquisition in Q3'06.
(e) Amortization of intangible assets - R&D $137,000 for Q3'06 and G&A $359,000 for Q3'06 and Q3'05.
(f) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 41.0% and 41.5% for the three months ended September 30, 2006 and October 1, 2005, respectively.




                        RACKABLE SYSTEMS, INC.
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
          (In thousands, except share and per share amounts)
                              (Unaudited)


                               Nine Months Ended September 30, 2006
                            ------------------------------------------
                              Non-GAAP     Reconciling        GAAP
                                (a)           Items           (b)
                            ------------ ---------------- ------------
REVENUE                     $   253,500  $      -         $   253,500
COST OF REVENUE                 194,103     2,541 (c)         196,644
                            ------------ -----------------------------
GROSS PROFIT                     59,397    (2,541)             56,856
                            ------------ ---------        ------------
OPERATING EXPENSES:
 Research and development         4,988     5,979 (c,d,e)      10,967
 Sales and marketing             14,261     4,048 (c)          18,309
 General and administrative      10,146     4,454 (c,e)        14,600
                            ------------ ---------        ------------
  Total operating expenses       29,395    14,481              43,876
                            ------------ ---------        ------------
INCOME FROM OPERATIONS           30,002   (17,022)             12,980

OTHER INCOME (EXPENSE)--
 Net:
 Change in fair value of
  embedded derivatives in
  preferred stock                    --        --                  --
 Interest income                  5,418        --               5,418
 Interest expense                    --        --                  --
 Other income (expense)--
  net                               814        --                 814
                            ------------ ---------        ------------
  Total other income
   (expense)--net                 6,232         -               6,232
                            ------------ ---------        ------------

INCOME BEFORE INCOME TAX
 PROVISION                       36,234   (17,022)             19,212
INCOME TAX PROVISION            (14,820)    6,517 (h)          (8,303)
                            ------------ ---------        ------------
NET INCOME                  $    21,414  $(10,505)        $    10,909
                            ============ =========        ============

NET INCOME PER SHARE
 Basic                      $      0.81                   $      0.41
                            ============                  ============
 Diluted                    $      0.76                   $      0.39
                            ============                  ============

SHARES USED IN NET INCOME
 PER SHARE
 Basic                       26,593,157                    26,593,157
                            ============                  ============
 Diluted                     28,228,922                    28,228,922
                            ============                  ============

                                Nine Months Ended October 1, 2005
                            ------------------------------------------
                              Non-GAAP   Reconciling          GAAP
                                (a)         Items             (b)
                            ------------ -----------      ------------
REVENUE                     $   131,868     $     -       $   131,868
COST OF REVENUE                 102,820          70 (c)       102,890
                            ------------ -----------      ------------
GROSS PROFIT                     29,048         (70)           28,978
                            ------------ -----------      ------------
OPERATING EXPENSES:
 Research and development         1,339          55 (c)         1,394
 Sales and marketing             10,427         197 (c)        10,624
 General and administrative       4,347       1,175 (c,e)       5,522
                            ------------ -----------      ------------
  Total operating expenses       16,113       1,427            17,540
                            ------------ -----------      ------------
INCOME FROM OPERATIONS           12,935      (1,497)           11,438

OTHER INCOME (EXPENSE)--
 Net:
 Change in fair value of                            (f)
  embedded derivatives in
  preferred stock                     -      (4,192)           (4,192)
 Interest income                    274          --               274
 Interest expense                  (450)     (1,087)(g)        (1,537)
 Other income (expense)--
  net                                (1)         --                (1)
                            ------------ -----------      ------------
  Total other income
   (expense)--net                  (177)     (5,279)           (5,456)
                            ------------ -----------      ------------

INCOME BEFORE INCOME TAX
 PROVISION                       12,758      (6,776)            5,982
INCOME TAX PROVISION             (5,306)        522 (h)        (4,784)
                            ------------ -----------      ------------
NET INCOME                  $     7,452     $(6,254)      $     1,198
                            ============ ===========      ============

NET INCOME PER SHARE
 Basic                      $      0.95                   $      0.15
                            ============                  ============
 Diluted                    $      0.43                   $      0.07
                            ============                  ============

SHARES USED IN NET INCOME
 PER SHARE
 Basic                        7,872,363                     7,872,363
                            ============                  ============
 Diluted                     17,156,491                    17,156,491
                            ============                  ============



--------------------------------------------------------
(a) Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of stock-based compensation, in-process research and development, change in fair value of embedded derivatives in preferred stock and dividends on preferred stock recorded as interest expense, and the related tax effect.
(b) Operating results based on accounting principles generally accepted in the United States (GAAP).
(c) Amortization of SFAS No. 123R stock-based compensation in year-to-date Q3'06 and APB 25 stock-based compensation in year-to-date Q3'05.
(d) Write-off of in-process research and development for $2.8 million as a result of Terrascale acquisition in Q3'06.
(e) Amortization of intangible assets - R&D $137,000 for Q3'06 and G&A $1.1 million for year-to-date Q3'06 and Q3'05.
(f) Change in fair value of embedded derivatives in preferred stock of $4.2 million for year-to-date Q3'05.
(g) Dividends on preferred stock recorded as interest expense $1.1 million for year-to-date Q3'05.
(h) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 40.9% and 41.6% for the nine months ended September 30, 2006 and October 1, 2005, respectively.





                                      -------------------------------
                                             RACKABLE SYSTEMS
                                      Reconciliation From Non-GAAP to
                                         GAAP Financial Projections
                                      -------------------------------

                                      Quarter Ended     Year Ended
                                       December 31,    December 31,
                                            2006            2007
                                      --------------- ---------------
                                        Low    High     Low    High
                                      ------- ------- ------- -------
Estimated GAAP earnings per diluted
 share                                 $0.10   $0.12   $0.46   $0.58
 Amortization of patents and customer
  list                                 $0.01   $0.01   $0.05   $0.05
 Estimated stock based compensation
  expense                              $0.22   $0.22   $1.12   $1.12
 Amortization of acquired intangibles  $0.02   $0.02   $0.05   $0.05
 Estimated cash bonus payments in
  relation to acquisition                 $-      $-   $0.13   $0.13
 Estimated tax impact of non-GAAP
  adjustments and to reconcile GAAP
  to non-GAAP tax rate                $(0.10) $(0.10) $(0.53) $(0.53)
                                      ------- ------- ------- -------
 Estimated non-GAAP earnings per
  diluted share                        $0.25   $0.27   $1.28   $1.40
                                      ======= ======= ======= =======
 Estimated number of diluted shares
  (in millions)                        29.80   30.00   30.50   31.50
                                      ------- ------- ------- -------


(in millions except for percentages)  Quarter Ended     Year Ended
                                       December 31,    December 31,
                                            2006            2007
                                      --------------- ---------------

Estimated revenues                    $100.0  $110.0  $475.0  $525.0
Non-GAAP gross margin                   23.0%   24.0%   23.0%   24.0%
Non-GAAP estimated gross profit        $23.0   $26.4  $109.3  $126.0

Estimated stock based compensation
 expense under cost of revenue         $(1.1)  $(1.1)  $(5.7)  $(5.7)
                                      ------- ------- ------- -------
GAAP estimated gross profit            $21.9   $25.3  $103.6  $120.3
GAAP estimated gross margin             21.9%   23.0%   21.8%   22.9%
Percentage difference - Non-GAAP and
 GAAP gross margin                       1.1%    1.0%    1.2%    1.1%



    CONTACT: Rackable Systems, Inc.
             Madhu Ranganathan, 408-240-8088
             Chief Financial Officer
             investorrelations@rackable.com
             or
             Sapphire Investor Relations, LLC
             Erica Mannion, 212-766-1800
             Investor Relations
             investorrelations@rackable.com